Summit COMMUNITY BANK
www.mysummit.com

Service Beyond Expectations

September 18, 2018

Smith-Midland Corporation
PO Box 300
Midland, VA 22728

To Whom It May Concern;

Summit Community Bank (SCB or the Bank) is pleased to offer its commitment to make the following loan to Smith-Midland Corporation (Borrower): This letter does not set forth all the terms and conditions of the loan offered herein. Rather, it is only an outline, in summary format, of the major points of understanding which shall be the basis of the final Loan Documentation (all of which are collectively referred to as the Loan Documents) which shall be drafted by the Bank. The date on which the last of the Loan Documents is executed is hereinafter referred to as the "Closing Date".

PURPOSE: Renew existing Guidance Facility #523569 used to purchase business equipment

BORROWER: Smith-Midland Corporation

LENDER: Summit Community Bank (SCB or the Bank)

AMOUNT: The aggregate amount funded under this Facility shall not exceed $1,500,000.00

MATURITY: This Facility shall expire on November 28, 2019. Once this Facility matures new loans will not be permitted unless this Facility is renewed.

TERMS AND REPAYMENT:

1. Each advance under this Facility will be funded through a separate note and security agreement on the equipment being purchased.
2. Notes funded under this Facility will have a term of 60 months/5years with principal and interest payments due each month.
3. An invoice for each purchase must be submitted and loans will be limited to 80% of the cost of the equipment
4. There will be a $250.00 processing fee for each loan.
5. A late charge of 5.00% of the payment amount with a minimum of $30.00 and a maximum of $1,000.00 will be assessed if a payment on any of the notes are made more than 7 days after it is due.

INTEREST RATE OPTIONS: The interest rate on the loans will be equal to the Wall Street Journal Prime rate + .50%. The rate on each note will be fixed at the equivalent of the rate above at the time the note is signed.

All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

PREPAYMENT: Prepayment may be made at any time without penalty and in inverse order of maturity.

CLOSING FEES AND EXPENSES: There shall be a processing fee of $500.00 payable to SCB upon your acceptance of this commitment. In addition, Borrower shall pay any and all bank's attorney's and related legal fees, recording fees, documentary, stamps, lender's title insurance premiums, intangible taxes, appraisal fees, surveys (if required) and other costs incurred by the Bank in connection with the making, documenting and closing of the loans. SCB shall not be obligated to pay any premium or other charge, or any brokerage fee or commission, in connection with this loan and Borrower's acceptance hereof shall constitute Borrower's further unconditional agreement to pay, and to hold the Bank harmless against any and all such claims.

COVENANTS:

1. Corporate annual (FYE) audited financial statements or 10K within 90 days of its year-end.
2. Corporate quarterly audited financial statements or 10Q within 45 days after the close of its quarter.
3. Monthly A/R gaining and inventory reports within 30 days of the close of each month
4. Annual capital expenditures exceeding $3,500,000.00 per year must be approved by the bank.
5. Any acquisition must be approved by the bank prior to funding such acquisition.
6. No additional financing by any other lender shall be secured by any lien on the collateral without prior written consent of the bank (except leased equipment).
7. Must maintain a minimum tangible equity of $10.0 Million.
8. The cash equity that is injected into the project must be contractually committed until project completion.

COLLATERAL: First/1st lien position on equipment purchased.

TRANSFER OF COLLATERAL: In the event title or interest to the property securing each loan is sold or transferred by the borrower without SCB's prior written consent, the entire balance of the loan shall at the Bank's option become due and payable in full.

FINANCIAL INFORMATION: During the term of this Facility, Borrower shall provide SCB, in form and content acceptable to the Bank:

1. Its fiscal year-end internally prepared financial statement as soon as available and in any event within 120 days of Borrower's fiscal year-end.
2. Its tax returns within 30 days of filing and in no event more than 30 days past the date of any extension granted by the IRS.
3. Audited, reviewed or compiled financial statements within 30 days of filing (if available).

It shall, at the Bank's option, constitute an event of default if the financial information referenced above is not submitted timely. Failure to cure this default shall at the Bank's discretion result in a 1% increase in the interest rate on all loans or any other default options available to the Bank.

LOAN DOCUMENTS:

The advances on this Facility shall be evidenced by appropriate promissory note(s), security agreement(s), loan agreement(s) and other documents as deemed appropriate by the bank and its legal counsel. All documents must be approved, prior to closing, by SCB and/or its legal counsel. All the terms, provisions and conditions in all such writings must meet with approval of the Bank in its sole and absolute discretion. SCB shall not be responsible to Borrower or any other person or entity for any punitive, exemplary or consequential damages which may be asserted as a result of an alleged breach of this Commitment Letter or the Loan Documents or arising out of or related to any of the transactions contemplated hereby.

Further, borrower hereby waives right to jury trial in any action, proceeding, or counterclaim (whether based on contract, tort, or otherwise) arising out of or relating to this Commitment Letter of the transaction contemplated hereby, or the actions of Bank in the negotiation, performance or enforcement hereof or thereof.

The Borrower shall execute and deliver to SCB any and all documents the Bank deems necessary in connection with this credit facility. The Loan Documents shall be in a form acceptable to Bank and its counsel, must be properly executed, and where necessary, recorded or filed in the appropriate office of recordation.

CLOSING DOCUMENTS:

Borrower shall deliver to SCB the following documents, each of which must be in form and content satisfactory to the Bank and its counsel in their sole discretion:

1. **Hazard Insurance** – On or before the closing date of the loan, or as determined by SCB, the borrower shall obtain hazard insurance on the subject collateral securing this loan. The amount of insurance shall be in an amount equal to or greater than the value of the collateral with SCB listed as first lien holder and loss payee. This or a comparable policy shall be maintained without lapse during the term of this loan.
2. **Any other documents** – That may be requested by Bank at or prior to the Closing Date.

OTHER CONDITIONS:

1. **Deposit Account(s)** – Borrower agrees to establish and maintain its primary operating account(s) with SCB as long as any part of the proposed loan remains outstanding.
2. **Confidentiality** – Borrower shall keep the contents of this letter confidential and shall not use it or its contents as a representation of Borrower's credit worthiness. Third parties are cautioned against relying on the contents hereof in extending credit to Borrower. Borrower may provide a copy of this commitment to its franchisor, current lender, architect, engineer and contractors involved.
3. **Delinquent Real Estate Taxes** – If the bank has to pay real estate taxes at any point in time to protect its collateral position, Borrower acknowledges and accepts that the Bank shall charge an administrative fee of $500 per tax ticket and add that charge to the balance of the loan.
4. **Copy of Organizational Documents and Authorization** – If requested by Bank, Borrower shall furnish a true and complete copy of its Articles of Incorporation, By-laws, Operating Agreement, a Certificate of Incorporation as filed with the Virginia State Corporation Commission, and a Certificate of Good Standing or Existence. Further, the Borrower hereby authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed

necessary and appropriate by Bank in order to ensure that UCC filings are made on or prior to the anticipated Closing Date.

5. **Indemnification by Borrower** – Borrower agrees to indemnify and hold harmless SCB from and against any and all claims, damages, liabilities and expenses which may be incurred by or asserted against the Bank in connection with any proceeding arising out of this commitment or Borrower's use of the proceeds of the Credit.
6. **Assignability** – None. Any approval of the investment in any commitment by SCB are personal to Smith-Midland Corporation and are not assignable or enforceable to any other party unless SCB otherwise agrees in writing.
7. **Basis of Commitment** – The undersigned Borrower acknowledges that this Commitment is based materially upon financial information provided to it by Borrower and others. The undersigned Borrower hereby warrant and represent that such information was true and correct in all material respects when rendered and that no material change has occurred therein through the date of the execution of this Commitment. All material facts relating to the Credit or to the assets, business, profits, prospects or conditions (financial or otherwise) of the Borrower have been disclosed to SCB by Borrower.
8. **Secondary Borrowing** – During the term of this loan, Borrower may not obtain secondary financing secured by a lien on the real property or otherwise without the written consent of SCB. The Bank shall have no obligation to grant such consent.

VOIDABILITY OF COMMITMENT:

This Commitment shall be voidable at the option of SCB should any of the following events occur:

1. A material adverse change in Borrower's business, or financial condition, or disposal of a material portion of its assets other than in the ordinary course of business.
2. A proceeding is commenced by or against Borrower in any court or under any bankruptcy or insolvency law.
3. A default by Borrower Guarantor on any other obligation they may have for money borrowed.
4. Any change in management or ownership of Borrower unacceptable to the Bank.
5. Should any law or regulation affecting Bank entering into the financing transactions contemplated hereby impose upon the Bank any potential obligation, fee, liability, loss, claim, cost, expense, or damage which is not contemplated herein.
6. Any violation or breach by Borrower of the terms of this Commitment.
7. Should the Borrower fail to provide sufficient information to the Bank to permit verification of the identity of the Borrower in accordance with the USA Patriot Act.

FINAL AGREEMENT:

This written Commitment represents the final agreement and replaces any proposals between the Borrower and SCB with respect to the Bank's agreement to provide this loan and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Commitment shall be governed by and constructed in accordance with the laws of the State of Virginia

SURVIVAL OF TERMS: The terms and conditions of this commitment letter shall survive the closing of the loan, provided, however, that if any of the terms and conditions of this commitment letter shall conflict with any of the terms and conditions of the loan documents evidencing or securing the loans, the terms and conditions of the loan documents shall prevail.

ACCEPTANCE AND CLOSING DATE: If this commitment is acceptable, please indicate acceptance by signing and returning this letter. If not accepted by the borrower(s) and guarantors or extended in writing by SCB, unless otherwise agreed to by the parties this commitment to lend expires 30 days from commitment letter date and must be closed in 90 days from commitment letter date.

The terms and conditions of this commitment shall survive closing of this loan and will be incorporated into any additional loan agreement and/or documents that may be prepared.

We are pleased to be able to offer this loan commitment to you and look forward to working with you on this project. If you have any questions, please give me a call at 540-347-7779 or email mmarkham@summitfgi.com. Thank you for choosing Summit Community Bank, we appreciate your business.

Sincerely,

Margie L. Markham

Margie Markham
VP/Commercial Lending
NMLS ID: 745125

Accepted this 25th day of September, 2018

Borrower: Smith-Midland Corporation

By: Ashley B. Smith
Ashley B. Smith, President